Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Dollar amounts presented in millions, except per share amounts)

On December 18, 2013, Perrigo Company plc (“New Perrigo”), formerly known as Perrigo Company Limited and the successor registrant to Perrigo Company (“Perrigo”) acquired Elan Corporation, plc (“Elan”) pursuant to a definitive agreement dated July 28, 2013. At the close of the Transaction (as defined herein), Perrigo and Elan became subsidiaries of New Perrigo. See Note 1 to this unaudited pro forma condensed combined financial information for additional information on the Transaction.

The unaudited pro forma condensed combined financial information is presented to illustrate the effects of the acquisition of Elan by Perrigo and the contemporaneous financing transactions.

The unaudited pro forma condensed combined balance sheet as of September 28, 2013 and the unaudited pro forma condensed combined statements of operations for the three months ended September 28, 2013 and for the fiscal year ended June 29, 2013 are based upon, derived from, and should be read in conjunction with, the historical audited financial statements of Perrigo (which are available in Perrigo’s Form 10-K for the fiscal year ended June 29, 2013), the historical audited financial statements of Elan (which are available in Elan’s Annual Report on Form 20-F/A for the year ended December 31, 2012, as amended), the historical unaudited financial information of Perrigo for the three-month period ended September 28, 2013 (which is available in Perrigo’s Form 10-Q for the period ended September 28, 2013), the historical unaudited financial information of Elan for the six-month periods ended June 30, 2013 and June 30, 2012 (which is available in Elan’s Form 6-K furnished with the SEC on August 20, 2013), and the historical unaudited financial information of Elan for the three-month period ended September 30, 2013 (which is available in Elan’s Form 6-K furnished with the SEC on October 24, 2013).

The acquisition of Elan has been accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805, “Business Combinations”, (“ASC 805”). The unaudited pro forma condensed combined financial information set forth below gives effect to the following:

•	the closing of the acquisition of Elan through the issuance of New Perrigo ordinary shares (“New Perrigo Ordinary Shares”) with each Elan shareholder receiving (a) $6.25 in cash per share, and (b) 0.07636 New Perrigo Ordinary Shares for each Elan Share (as defined herein);

•	the incurrence of $3,300.0 in debt by New Perrigo to finance, in part, the cash component of the acquisition consideration, the repayment of certain existing indebtedness of Perrigo and the payment of certain transaction expenses in connection with the Transaction; and

•	the incurrence of $600.0 under the Revolving Credit Agreement, which was undrawn as of September 28, 2013.

The pro forma adjustments are based upon available information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes to the unaudited pro forma condensed combined financial information. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. Under ASC 805, generally all assets acquired and liabilities assumed are recorded at their acquisition date fair value. For pro forma purposes, the fair value of Elan’s identifiable tangible and intangible assets acquired and liabilities assumed are based on a preliminary estimate of fair value. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Management believes the fair values recognized for the assets acquired and liabilities assumed are based on reasonable estimates and assumptions.

The unaudited pro forma condensed combined statements of operations for the three-months ended September 28, 2013 and the fiscal year ended June 29, 2013 assume the completion of the acquisition and related incurrence of debt and pay down of existing debt occurred on July 1, 2012. The unaudited pro forma condensed combined balance sheet as of September 28, 2013 assumes those transactions occurred on September 28, 2013. The unaudited pro forma condensed combined financial information has been prepared by management in accordance with the regulations of the SEC and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that New Perrigo will experience after the acquisition. In addition, the accompanying unaudited pro forma condensed combined statement of operations does not include any expected cost savings, operating synergies, or revenue enhancements, which may be realized subsequent to the acquisition or the impact of any non-recurring activity and one-time transaction-related or integration-related costs. No material transactions existed between Perrigo and Elan during the pro forma period.

This unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and assumptions as well as the historical consolidated financial statements and related notes of Perrigo and Elan.

New Perrigo

Unaudited Pro Forma Condensed

Combined Balance Sheet

As of September 28, 2013

	As Reported
(In millions)	Historical Perrigo	Historical Elan	Adjustments For The Elan Acquisition	Footnote Reference	Adjustments For Financing	Footnote Reference	Pro Forma
Assets
Current assets
Cash and cash equivalents	$816.6	$1,876.3	$(3,350.8)	5i	$3,300.0	5l	$251.6
			(0.9)	5j	(33.0)	5l
			(97.4)	5o	(133.4)	5o
			(136.4)	5d	(1,973.4)	5m
					(16.0)	5p
Available for sale investments-current	—	65.5	24.7	5f	—		90.2
Accounts receivable, net	702.6	48.8	—		—		751.4
Inventories	721.4	—	—		—		721.4
Current deferred income taxes	52.7	1.0	—		—		53.7
Income taxes refundable	4.9	—	—		—		4.9
Prepaid expenses and other current assets	69.0	26.6	—		(19.0)	5n	76.6

Total current assets	2,367.2	2,018.2	(3,560.8)		1,125.2		1,949.8
Property and equipment, net	691.1	8.0	—		—		699.1
Goodwill and other indefinite-lived intangible assets	1,190.3	97.6	2,007.2	5h	—		3,295.1
Other intangible assets, net	1,140.1	—	6,111.0	5e	—		7,251.1
Non-current deferred income taxes	22.2	8.9	—		—		31.1
Available-for-sale investments	—	9.1	(0.4)	5f	—		8.7
Equity method investments	—	59.4	6.9	5f	—		66.3
Other non-current assets	97.9	26.7	—		26.6	5l	137.8
					(13.4)	5m

Total Assets	$5,508.8	$2,227.9	$4,563.9		$1,138.4		$13,439.0

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$303.5	$1.7	$—		$—		$305.2
Short-term debt	6.1	—	—		—		6.1
Payroll and related taxes	75.6	15.6	—		—		91.2
Accrued customer programs	159.3	—	—		—		159.3
Accrued liabilities	124.1	105.4	(51.5)	5d	—		169.8
			(8.2)	5o	—
Accrued income taxes	33.7	—	—		—		33.7
Current portion of long-term debt	41.2	—	—		(40.0)	5m	141.2
					140.0	5l

Total current liabilities	743.5	122.7	(59.7)		100.0		906.5
Non-current liabilities
Long-term debt, less current portion	1,936.0	—	—		(1,933.4)	5m	3,159.2
					3.0	5m
					(6.4)	5l
					3,160.0	5l
Non-current deferred income taxes	124.5	—	698.5	5g	—		823.0
Other non-current liabilities	234.9	18.8	—		(16.0)	5p	237.7

Total non-current liabilities	2,295.4	18.8	698.5		1,207.2		4,219.9

Total liabilities	3,038.9	141.5	638.8		1,307.2		5,126.4

Shareholders’ Equity
Controlling interest:
Common stock	546.1	31.2	(31.2)	5k	—		6,663.3
			6,117.2	5b	—
Additional paid-in capital	—	6,649.0	(6,649.0)	5k	—		—
Accumulated other comprehensive income (loss)	104.3	4.8	(4.8)	5k	—		104.3
Retained earnings (accumulated deficit)	1,818.8	(4,598.6)	4,598.6	5k	(16.4)	5m	1,544.3
			(0.9)	5j	(19.0)	5n
			(89.2)	5o	(133.4)	5o
			(15.6)	5i	—

	2,469.2	2,086.4	3,925.1		(168.8)		8,311.9
Noncontrolling interest:	0.7	—	—		—		0.7

Total shareholders’ equity	2,469.9	2,086.4	3,925.1		(168.8)		8,312.6

Total Liabilities and Shareholders’ Equity	$5,508.8	$2,227.9	$4,563.9		$1,138.4		$13,439.0

See the accompanying notes to the unaudited pro forma condensed combined balance sheet.

New Perrigo

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended September 28, 2013

	As Reported		Adjustments For The Elan Acquisition		Adjustments For Financing
(In millions, except per share amounts)	Historical Perrigo	Historical Elan		Footnote Reference		Footnote Reference	Pro Forma
Continuing operations
Net Sales	$933.4	$48.6	$—		$—		$982.0
Cost of Sales	577.1	—	—		—		577.1

Gross Profit	356.3	48.6	—		—		404.9

Operating Expenses
Distribution	13.2	—	—		—		13.2
Research and development	32.3	17.4	—		—		49.7
Selling and administration	129.0	24.1	76.6	6a	—		217.6
			(12.1)	6c	—
Restructuring	2.1	—	—		—		2.1
Other net charges		11.4	—		—		11.4

Total operating expenses	176.6	52.9	64.5		—		294.0

Operating income (loss)	179.7	(4.3)	(64.5)		—		110.9
Interest, net	21.4	(1.5)	—		(16.4)	6d	21.6
			—		(4.7)	6e
			—		22.8	6f
Net loss on equity method investments	—	10.1	—		—		10.1
Other expense (income), net	1.0	0.2	(1.7)	6c	—		(0.5)

Income (loss) from continuing operations before income taxes	157.3	(13.1)	(62.8)		(1.7)		79.7
Income tax expense (benefit)	45.9	0.7	(4.3)	6b, 6c	7.7	6b	50.0

Net income (loss)	$111.4	$(13.8)	$(58.5)		$(9.4)		$29.7

Earnings per share:
Basic	$1.18						$0.22

Diluted	$1.18						$0.22

Weighted average shares outstanding:
Basic	94.2						133.5

Diluted	94.7						134.1

See the accompanying notes to the unaudited pro forma condensed combined statement of operations.

New Perrigo

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Fiscal Year Ended June 29, 2013

	As Reported		Adjustments For The Elan Acquisition		Adjustments For Financing
(In millions, except per share amounts)	Historical Perrigo	Historical Elan (Note 4)		Footnote Reference		Footnote Reference	Pro Forma
Continuing operations
Net Sales	$3,539.8	$56.7	$—		$—		$3,596.5
Cost of Sales	2,259.8	—	—		—		2,259.8

Gross Profit	1,280.0	56.7	—		—		1,336.7

Operating Expenses
Distribution	47.5	—	—		—		47.5
Research and development	115.2	86.1	—		—		201.3
Selling and administration	426.3	106.0	306.1	7a	—		838.4
Write-off of in-process research and development	9.0	—	—		—		9.0
Restructuring	2.9	—	—		—		2.9
Other net charges	—	283.2	—		—		283.2

Total operating expenses	600.9	475.3	306.1		—		1,382.3

Operating income (loss)	679.1	(418.6)	(306.1)		—		(45.6)
Interest, net	65.8	41.0	—		(65.4)	7c	96.5
			—		(39.0)	7d
			—		(2.3)	7e
					96.4	7f
Net loss on equity method investments	—	200.8	—		—		200.8
Net charge on debt retirement	—	216.3	—		—		216.3
Other expense, net	0.9	1.2	—		—		2.1
Losses on sales of investments	4.7	—	—		—		4.7

Income (loss) from continuing operations before income taxes	607.7	(877.9)	(306.1)		10.3		(566.0)
Income tax expense (benefit)	165.8	(345.3)	(38.3)	7b	17.5	7b	(200.3)

Net income (loss)	$441.9	$(532.6)	$(267.8)		$(7.2)		$(365.7)

Earnings per share:
Basic	$4.71						$(2.74)

Diluted	$4.68						$(2.74)

Weighted average shares outstanding:
Basic	93.9						133.3

Diluted	94.5						133.3

See the accompanying notes to the unaudited pro forma condensed combined statement of operations.

1. Description of Transactions

On December 18, 2013, pursuant to the agreement, dated July 28, 2013 (the “Transaction Agreement”), between Perrigo, Elan, Leopard Company (“MergerSub”), Habsont Limited and New Perrigo, (a) New Perrigo acquired Elan (the “Acquisition”) pursuant to a scheme of arrangement under Section 201, and a capital reduction under Sections 72 and 74, of the Irish Companies Act of 1963 (the “Scheme”) and (b) MergerSub merged with and into Perrigo, with Perrigo as the surviving corporation in the merger (the “Merger” and, together with the Acquisition, the “Transactions”). Following the consummation of the Transactions, each of Perrigo and Elan became wholly owned subsidiaries of New Perrigo.

Pursuant to the terms of the Transaction Agreement, each Elan ordinary share (“Elan Ordinary Shares”) and each Elan American Depositary Share (“Elan ADSs” and, together with the Elan Ordinary Shares, the “Elan Shares”) was converted into the right to receive $6.25 in cash and 0.07636 of a New Perrigo Ordinary Share, and each of Perrigo’s common shares (the “Perrigo Common Shares”) was converted into the right to receive $0.01 in cash and one New Perrigo Ordinary Share.

The issuance of New Perrigo Ordinary Shares in connection with the Transactions was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to New Perrigo’s registration statement on Form S-4 (File No. 333-190859) (the “Registration Statement”) filed with the SEC and declared effective on October 9, 2013. The definitive joint proxy statement/prospectus of Perrigo and Elan, dated October 15, 2013 that forms a part of the Registration Statement contains additional information about the Transactions and the other transactions contemplated by the Transaction Agreement, including a description of the treatment of equity awards and information concerning the interests of directors, executive officers and affiliates of Perrigo and Elan in the Transactions.

In connection with the acquisition, the following financing transactions were entered into:

•	On July 28, 2013, New Perrigo entered into a Debt Bridge Credit Agreement and a Cash Bridge Credit Agreement, pursuant to which Barclays Bank PLC and HSBC Bank USA, N.A. agreed to provide New Perrigo, respectively, with senior unsecured debt financing in an aggregate principal amount of up to $2,650.0 and senior unsecured cash financing in an aggregate principal amount of up to $1,700.0. Effective September 6, 2013, New Perrigo terminated the $1,000.0 tranche 2 commitments under the Debt Bridge Credit Agreement. The remaining $1,650.0 available under the Debt Bridge Credit Agreement and $1,700.0 available under the Cash Bridge Credit Agreement were not drawn by New Perrigo and the facilities were subsequently terminated on November 8, 2013 and December 24, 2013, respectively.

•	On September 6, 2013, New Perrigo entered into the Term Loan Credit Agreement and Revolving Credit Agreement, pursuant to which the lenders from time to time party thereto provided New Perrigo, respectively, with senior unsecured cash financing of $1,000.0 and senior unsecured cash financing in an aggregate principal amount of up to $600.0, respectively.

•	On November 8, 2013, New Perrigo issued $2,300.0 principal Unsecured Senior Notes consisting of four separate tranches: $500.0 aggregate principal amount of 1.30% Senior Notes due 2016; $600.0 aggregate principal amount of 2.30% Senior Notes due 2018; $800.0 aggregate principal amount of 4.00% Senior Notes due 2023 and $400.0 aggregate principal amount of 5.30% Senior Notes due 2043.

New Perrigo used the proceeds from borrowings under the Unsecured Senior Notes and Term Loan Credit Agreement to finance, in part, (a) the repayment of existing indebtedness of Perrigo and (b) the transactions and fees and expenses in connection therewith (including in connection with hedging obligations).

2. Basis of Presentation

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of Elan as if the acquisition occurred on September 28, 2013, which is the last day of the first quarter of Perrigo’s 2014 fiscal year. The pro forma adjustments to reflect the acquired assets and assumed liabilities of Elan are based on the fair value of Elan’s assets and liabilities. The historical Elan statements of operations information is based upon the periods from July 1, 2013 to September 30, 2013 and July 1, 2012 to June 30, 2013, respectively. Management is not aware of any material transactions entered into by Elan on September 29 or September 30, 2013.

The equity consideration transferred was based on the fair value of Perrigo common shares on the acquisition date (December 18, 2013) of $155.34 per share.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial information of Perrigo and Elan. The acquisition method of accounting, based on ASC 805, uses the fair value concepts defined in ASC 820, “Fair Value Measurement” (“ASC 820”). The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the consolidated results.

ASC 820 defines fair value, establishes the framework for measuring fair value for any asset acquired or liability assumed under U.S. GAAP, expands disclosures about fair value measurements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date”. This is an exit price concept for the valuation of an asset or liability. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants, and as a result, assets may be required to be recorded which are not intended to be used or sold and/or to value assets at a fair value measurement that do not reflect management’s intended use for those assets. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances. ASC 805 requires, among other things, that most assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. Assets acquired and liabilities assumed in a business combination that arise from contingencies must be recognized at fair value if fair value can be reasonably estimated. If the fair value of an asset or liability that arises from a contingency cannot be determined, the asset or liability would be recognized in accordance with ASC 450, “Disclosure of Certain Loss Contingencies” (“ASC 450”). If the fair value is not determinable and the ASC 450 criteria are not met, no asset or liability would be recognized.

3. Accounting Policies

Acquisition accounting rules require evaluation of certain assumptions, estimates or determination of financial statement classifications which are completed during the measurement period as defined in current accounting standards. The accounting policies of Perrigo and acquisition accounting rules may materially vary from those of Elan. During the preparation of this unaudited pro forma condensed combined financial information, management has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies between the two companies. During the measurement period, management will conduct a final review of Elan’s accounting policies in an effort to determine if differences in accounting policies require adjustment or reclassification of Elan’s results of operations or reclassification of assets or liabilities to conform to Perrigo’s accounting policies and classifications or are required by acquisition accounting rules. As a result of that review, management may identify differences that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

4. Reconciliation of Elan’s Historical Statement of Operations

A reconciliation of Elan’s historical statement of operations for the twelve months ended June 30, 2013 is as follows:

	Unaudited As Reported By Elan
		Less:	Add:
	Year Ended December 31, 2012	Six Months Ended June 30, 2012	Six Months Ended June 30, 2013	Year Ended June 30, 2013
Continuing Operations
Net Sales	$0.2	$—	$56.5	$56.7
Cost of sales	0.2	0.2	—	—

Gross margin	—	(0.2)	56.5	56.7
Operating expenses
Research and development	95.0	50.5	41.6	86.1
Selling and administration	113.6	62.8	55.2	106.0
Other net charges	168.9	1.9	116.2	283.2

Total	377.5	115.2	213.0	475.3

Operating loss	(377.5)	(115.4)	(156.5)	(418.6)

Interest, net	56.6	29.2	13.6	41.0
Net loss on equity method investments	221.8	50.2	29.2	200.8
Net charge on debt retirement	76.1	—	140.2	216.3
Other expense, net	1.2	—	—	1.2

Loss from continuing operations before income taxes	(733.2)	(194.8)	(339.5)	(877.9)
Income tax benefit	(360.5)	(30.1)	(14.9)	(345.3)

Net loss	$(372.7)	$(164.7)	$(324.6)	$(532.6)

The historical statement of operations of Elan includes certain charges and credits which management believes will not have a continuing impact on the combined business. These have not been removed from the unaudited pro forma condensed combined statement of operations, as they are not directly attributable to the Transaction. Further information on the above charges and credits can be found in Elan’s Form 20-F/A filed on June 28, 2013 and Elan’s Form 6-K furnished to the SEC on August 20, 2013.

5. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The allocation of the purchase price discussed below is preliminary. An independent third-party appraiser assisted in performing a preliminary valuation. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of Elan’s tangible and identifiable intangible assets acquired and liabilities assumed. Such final adjustments, including increases or decreases to amortization resulting from the allocation of purchase price to amortizable tangible and intangible assets, may be material.

The consideration and preliminary allocation of the purchase price to the fair value of Elan’s assets acquired and liabilities assumed as if the acquisition date were September 28, 2013 is presented as follows:

	Note	Amount
Calculation of consideration
Cash paid to Elan shareholders ($6.25 per share)	5a	$3,223.2
Fair value of common stock issued to Elan shareholders	5b	6,117.2
Cash consideration paid for vested Elan share options and share awards	5c	112.0

Fair value of total consideration transferred		$9,452.4

Recognized amounts of identifiable assets acquired and liabilities assumed
Book value of Elan’s net assets	5d	2,086.4
Less transaction costs incurred by Elan	5d	(84.9)
Less historical Elan goodwill and other indefinite-lived intangible assets	5h	(97.6)
Less historical Elan available-for-sale investments and equity method investments	5f	(134.0)

Net assets acquired		$1,769.9

Fair value adjustments of net assets acquired
Identifiable intangible assets
Tysabri	5e	6,100.0
Prialt	5e	11.0
Investments	5f	165.2
Deferred tax liabilities, net of tax receivable	5g	(698.5)

Goodwill	5h	$2,104.8

(a)	Represents cash consideration transferred of $6.25 per outstanding Elan Share based on 515,711,937 Elan Shares outstanding as of the Transaction close date of December 18, 2013.

(b)	The acquisition date fair value of New Perrigo Ordinary Shares issued to Elan shareholders was calculated based on 515,711,937 of Elan’s Shares outstanding as of December 18, 2013, multiplied by the exchange ratio of 0.07636 and Perrigo’s share price of $155.34. Refer to the calculation below:

Total Elan shares outstanding (at Transaction close)	515,711,937
Conversion factor	0.07636

New Perrigo Ordinary Shares issued	39,379,763
Value per share (at Transaction close)	$155.34

Fair value of New Perrigo Ordinary Shares issued to outstanding Elan shareholders	$6,117.2

(c)	Elan has historically issued share-based compensation in the form of share awards and share options. At the closing of the Transaction, 25,088 out of 2,347,145 share awards were vested and 7,893,076 out of 12,109,863 share options were vested. At the discretion of the Elan Leadership, Development and Compensation Committee, the unvested Elan share awards and share options became fully vested on the closing of the Transaction. The Elan share awards and share options were cancelled and converted into the right to receive a cash settlement as outlined in the Transaction Agreement. Based on the five day average of Perrigo’s share price immediately preceding the Transaction close of $152.18, New Perrigo paid a total of $127.6 in cash to the holders of Elan share options and share awards. Of this amount, $112.0 is attributable to the vested portion of such awards and therefore included as a part of Elan’s purchase price, and $15.6 has been expensed in the post-combination period and has been reflected as a reduction of retained earnings in the unaudited condensed combined pro forma balance sheet, consistent with ASC 805.

(d)	Reflects the acquisition of the historical book value of Elan’s net assets as of September 30, 2013, and the additional net transaction costs of $84.9 incurred by Elan, which reduced net assets acquired. The Elan transaction costs of $84.9 reflect total transaction costs of $136.4, reduced by $51.5 of fees accrued by Elan at September 30, 2013.

(e)	Of the total consideration, approximately $6,111.0 relates to identified intangible assets. The fair value estimate for identifiable intangible assets is preliminary and is determined based on the assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold or are intended to be used in a manner other than their best use. For purposes of the accompanying unaudited pro forma condensed combined financial information, it is assumed that all assets will be used in a manner that represents their highest and best use. The final fair value determination for identified intangibles may differ from this preliminary determination.

The fair value of identifiable intangible assets is determined primarily using the “income approach”, which is a valuation technique that provides an estimate of the fair value of an asset based on market participant expectations of the cash flows an asset would generate over its remaining useful life. Some of the more significant assumptions inherent in the development of the identifiable intangible asset valuations, from the perspective of a market participant, include the estimated revenues that will be received for each product, the appropriate discount rate selected in order to measure the risk inherent in each future cash flow stream, the assessment of each asset’s life cycle, competitive trends impacting each asset’s cash flow stream, as well as other factors. No assurances can be given that the underlying assumptions used to prepare the discounted cash flow analysis will not change or the timely completion of each project to commercial success will occur. For these and other reasons, actual results may vary significantly from estimated results. The methodologies and significant assumptions utilized to preliminarily value the intangible assets were as follows:

(1)	Tysabri: Elan is entitled to royalty payments from Biogen Idec (“Biogen”) based on its Tysabri revenues in all indications and geographies. Specifically, for the twelve-month period beginning May 1, 2013, a 12% royalty applies. Following the initial twelve-month period, annual sales up to $2,000.0 accrue an 18% royalty and incremental annual sales above $2,000.0 accrue a 25% royalty. Elan will continue to receive royalties into perpetuity. An income approach was utilized to calculate the present value of the projected royalty payments, using a discount rate that reflected the risks inherent in the cash flow stream as well as the nature of the asset. Management does not currently believe there are material future revenue streams associated with expanded indications under current development, and accordingly the entire intangible asset is being amortized over the expected 20-year useful life in the unaudited pro forma condensed combined statement of operations.

(2)	Prialt: Elan is entitled to royalty payments based on Prialt revenues. Specifically: a 7% royalty rate for annual sales in the U.S. up to $12.5, a 10.25% royalty rate for annual sales in the U.S. between $12.5 and $20.0, a 17.5% royalty rate for annual sales in the U.S. between $20.0 and $35.0, a 13.5% royalty rate for annual sales in the U.S. between $35.0 and $50.0, and a 10.25% royalty rate for annual sales in the U.S. above $50.0. An income approach was utilized to calculate the present value of the projected royalty payments, using a discount rate that reflected the risks inherent in the cash flow stream as well as the nature of the asset. This intangible asset is estimated to have a useful life of 10 years.

(f)	Publicly held available-for-sale investments, including Prothena, have been determined based on the December 18, 2013 market price of the shares held by Elan. The value of the Proteostasis and Newbridge equity method investments has been assumed to be equal to the original investment value given the level of progress and stage of development. The values of privately held available-for-sale investments have been determined based on the carrying values or the fair values provided by the investment funds, as appropriate.

(g)	Reflects a net non-current deferred income tax liability resulting from fair value adjustments for the identifiable intangible assets of $698.5 which is net of an income tax receivable. This estimate of net deferred tax liabilities was determined based on the book/tax basis differences of the fair value step-ups attributable to identifiable assets acquired at a 12.5% statutory tax rate. This estimate of net deferred income tax liabilities is preliminary and is subject to change based upon management’s final determination of the fair values of tangible and identifiable intangible assets acquired and liabilities assumed by jurisdiction.

(h)	Prior to the Transaction, Elan’s historical balance sheet included $97.6 of goodwill and other indefinite-lived intangible assets. As a result of the Transaction, goodwill is calculated as the difference between the fair value of the consideration expected to be transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. The acquisition of Elan by Perrigo as of September 28, 2013 would have resulted in a net increase in goodwill of $2,104.8.

(i)	Represents cash payments to Elan shareholders, Elan share option holders and Elan share award holders as follows:

Cash paid to Elan shareholders as consideration ($6.25 per share)	$3,223.2
Cash paid to Elan share option and share award holders as consideration	112.0
Cash paid to Elan option and share award holders as compensation	15.6

Total cash paid to Elan shareholders, share option holders, and share award holders	$3,350.8

Cash paid to vested Elan share option and Elan share award holders as consideration represents the cash paid to settle share options and share awards attributable to pre-combination service which is recognized as part of the purchase consideration transferred. The remaining portion has been expensed in the post-combination period and has been reflected as a reduction of retained earnings in the unaudited condensed combined pro forma balance sheet.

(j)	Represents the cash payment of $0.01 per share paid as consideration to each shareholder of Perrigo as part of the Transaction:

Total Perrigo shares outstanding (as of Transaction close)	94,343,483
Cash per share of Perrigo Common Share	$0.01

Total cash payment	$0.9

(k)	Represents the elimination of Elan’s historic ordinary shares, additional paid-in capital, accumulated other comprehensive income, and retained earnings.

(l)	Represents the $3,300.0 in debt issued by New Perrigo to finance a portion of the Transaction. In connection with the incurrence of debt, debt issuance costs of $26.6 and a debt discount of $6.4 are expected to be capitalized and amortized over the life of the underlying issuances.

Current portion of long-term debt (Permanent Term Loan Credit Agreement)	$140.0
Long-term debt (Permanent Term Loan Credit Agreement)	860.0
Unsecured Senior Notes	2,300.0

Total current and long-term debt incurred	$3,300.0

Permanent Undrawn Revolving Credit Agreement	$600.0

(m)	Represents the extinguishment of Perrigo’s existing term loan and senior private placement notes as well a public bond (outstanding principal of $600.0). As a result of the extinguishment of this debt, Perrigo recorded an expense for the unamortized discount of $2.9 and the unamortized deferred financing costs of $10.5.

Current portion of long-term debt (historic Perrigo)	$40.0

Long-term debt (historic Perrigo)	1,333.4
Public bonds (historic Perrigo)	600.0

Total long-term debt	1,933.4

Debt extinguished	$1,973.4

(n)	Reflects the write-off of deferred financing charges of $19.0 attributable to unfunded borrowings through the Cash Bridge Credit and Debt Bridge Credit Agreements, which were ultimately not drawn.

(o)	To record acquisition-related transaction costs incurred by Perrigo of $97.4, of which $8.2 was accrued as of September 28, 2013, and non-recurring refinancing costs of $133.4. In accordance with ASC 805, acquisition-related transaction costs and certain acquisition restructuring and related charges are not included as a component of consideration transferred but are required to be expensed as incurred. The unaudited pro forma condensed combined balance sheet reflects the $230.8 of costs as a reduction of cash with a corresponding decrease in accrued liabilities and retained earnings.

(p)	To record the settlement of certain swap contracts related to the Transaction. As of September 28, 2013 these swap contracts had a fair value of $16.0 and were recorded in other non-current liabilities with an associated deferred tax asset balance of $5.9 recorded in non-current deferred income taxes. The remaining balance of $10.1 in accumulated other comprehensive income (loss) is expected to be recognized in two tranches in the income statement over a period of 10 and 30 years.

6. Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments For The Three Months Ended September 28, 2013

(a)	To record pro forma amortization expense of $76.6 on the portion of the purchase price allocated to definite-lived intangible assets as follows:

	Preliminary Fair Value	Estimated Useful Life (years)	Estimated Amortization
Tysabri	$6,100.0	20	$76.3
Prialt	11.0	10	0.3

	$6,111.0		$76.6

Amortization expense has been calculated on a preliminary basis using the straight-line method over the estimated useful life.

(b)	Represents the income tax effect of the pro forma adjustments related to the acquisition of Elan calculated using the U.S. statutory income tax rate of 37.0%, state taxes, and the Irish statutory income tax rate of 12.5%. The effective tax rate of the combined company could be significantly different depending on the estimated jurisdictional mix of post-acquisition income, the new corporate structure attributable to the Transaction and other activities.

(c)	To eliminate $13.8 of direct, incremental, non-recurring costs of the acquisition and related tax impact of $5.3, which are reflected in the historical statement of operations of Perrigo.

(d)	To eliminate $16.4 of interest expense for Perrigo’s historical term loans and senior notes, including $0.5 of debt issuance cost amortization.

(e)	To eliminate the $4.7 of interest expense for the extinguishment of the public bonds, including $0.2 of issuance cost amortization.

(f)	To record the $22.8 of interest expense from New Perrigo’s transaction financing, including debt issuance cost amortization of $1.5, debt discount amortization of $0.2 and interest rate swap amortization of $0.3. The interest rates under the $1,000.0 Term Loan Credit Agreement are a function of LIBOR plus an applicable margin based on New Perrigo’s credit rating. For the purposes of these unaudited pro forma condensed combined financial statements, New Perrigo’s assumed LIBOR rate was 0.19% plus a contractual interest rate of 1.38%, resulting in $2.4 of term loan interest expense.

The interest rates used for purposes of preparing the accompanying unaudited pro forma condensed combined financial statements may be considerably different than the actual interest rates incurred based on market conditions at the time of the refinancing. If the interest rate on New Perrigo’s Term Loan Credit Agreement were to increase or decrease by 1/8th of a percent, New Perrigo’s pro forma net income would increase or decrease by $0.3.

The interest rates under the Unsecured Senior Notes offered by New Perrigo are as follows:

Description	Principal	Interest Rate	Contractual Interest Expense
Unsecured Senior Notes Due 2016	$500.0	1.3%	$1.6
Unsecured Senior Notes Due 2018	600.0	2.3%	3.5
Unsecured Senior Notes Due 2023	800.0	4.0%	8.0
Unsecured Senior Notes Due 2043	400.0	5.3%	5.3

Total	$2,300.0		$18.4

7. Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments For The Fiscal Year Ended June 29, 2013

(a)	To record pro forma amortization expense of $306.1 on the portion of the purchase price allocated to definite-lived intangible assets as follows:

	Preliminary Fair Value	Estimated Useful Life (years)	Estimated Amortization
Tysabri	$6,100.0	20	$305.0
Prialt	11.0	10	1.1

	$6,111.0		$306.1

Amortization expense has been calculated on a preliminary basis using the straight-line method over the estimated useful life.

(b)	Represents the income tax effect of the pro forma adjustments related to the acquisition of Elan calculated using the U.S. statutory income tax rate of 37.0%, state taxes, and the Irish statutory income tax rate of 12.5%. The effective tax rate of the combined company could be significantly different depending on the estimated jurisdictional mix of post-acquisition income, the new corporate structure attributable to the Transaction and other activities.

(c)	To eliminate $65.4 of interest expense for Perrigo’s historical term loans and senior notes, including $2.2 of debt issuance cost amortization.

(d)	To eliminate the $39.0 of interest expense for the extinguished Elan debt, including $1.8 of debt issuance cost amortization.

(e)	To eliminate the $2.3 of interest expense for the extinguishment of Perrigo’s historical public bonds, including $0.1 of issuance cost amortization.

(f)	To record the $96.4 of interest expense from New Perrigo’s transaction financing, including debt issuance cost amortization of $6.2, debt discount amortization of $0.7 and interest rate swap amortization of $1.2. The interest rates under the $1,000.0 Credit Agreement Term Loan are a function of LIBOR plus the applicable margin based on New Perrigo’s credit rating. For the purposes of these unaudited pro forma condensed combined financial statements, New Perrigo’s assumed LIBOR rate was 0.19% plus a contractual interest rate of 1.38%, resulting in $15.0 of term loan interest expense.

The interest rates used for purposes of preparing the accompanying unaudited pro forma condensed combined financial statements may be considerably different than the actual interest rates incurred based on market conditions at the time of the refinancing. If the interest rate on New Perrigo’s Credit Agreement Term Loan were to increase or decrease by 1/8th of a percent, New Perrigo’s pro forma net income would increase or decrease by $1.0.

The interest rates under the Unsecured Senior Notes issued by New Perrigo are expected to be as follows:

Description	Principal	Interest Rate	Contractual Interest Expense
Unsecured Senior Notes Due 2016	$500.0	1.3%	$6.5
Unsecured Senior Notes Due 2018	600.0	2.3%	13.8
Unsecured Senior Notes Due 2023	800.0	4.0%	31.9
Unsecured Senior Notes Due 2043	400.0	5.3%	21.1

Total	$2,300.0		$73.3

8. Earnings per Share

The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the consolidated basic and diluted weighted average shares of Perrigo. The pro forma basic and diluted weighted average shares outstanding are a combination of historic Perrigo common shares and the shares issued as part of the Transaction at an exchange ratio of 0.07636 New Perrigo Ordinary Share per Elan Share.

	Three months ended September 28, 2013	Fiscal Year ended June 29, 2013
Continuing operations
Pro forma net income (loss) attributable to common shareholders	$29.7	$(365.7)

Basic weighted-average number of common shares outstanding - historical	94.2	93.9
Diluted weighted-average number of common shares outstanding - historical	94.7	94.5
Common shares issued as part of the Transaction	39.4	39.4

Basic weighted-average number of common shares outstanding - pro forma	133.5	133.3

Diluted weighted-average number of common shares outstanding - pro forma	134.1	133.3

Net income (loss) per common share
Basic - pro forma	$0.22	$(2.74)
Diluted - pro forma	$0.22	$(2.74)